As filed with the Securities and Exchange Commission on May 6, 2004

Registration No. 333-103882

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

ENTRUST, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	62-1670648
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

One Hanover Park, Suite 800 16633 Dallas Parkway Addison, Texas	75001
(Address of Principal Executive Offices)	(Zip Code)

1999 NON-OFFICER EMPLOYEE STOCK INCENTIVE PLAN, AS AMENDED

(Full Title of the Plan)

F. WILLIAM CONNER

President and Chief Executive Officer

Entrust, Inc.

One Hanover Park, Suite 800

16633 Dallas Parkway

Addison, Texas 75001

(Name and Address of Agent for Service)

(972) 713-5800

(Telephone Number, Including Area Code, of Agent for Service)

This Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (File No. 333-103882) of Entrust, Inc. (the “Registration Statement”) amends and restates the Exhibit Index to include the consent of Ernst & Young LLP as Exhibit 23.3.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Addison, State of Texas on this 6th day of May, 2004.

ENTRUST, INC.

By:	*
F. William Conner President, Chief Executive Officer and Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* F. William Conner	President, Chief Executive Officer and Chairman of the Board	May 6, 2004

/s/ David J. Wagner David J. Wagner	Senior Vice President and Chief Financial Officer	May 6, 2004

/s/ Scott A. Gibson Scott A. Gibson	Director of Accounting and Controller	May 6, 2004

* Butler C. Derrick, Jr.	Director	May 6, 2004

/s/ Anthony E. Hwang Anthony E. Hwang	Director	May 6, 2004

/s/ Jerry Jones Jerry Jones	Director	May 6, 2004

* Terrell B. Jones	Director	May 6, 2004

* Michael P. Ressner	Director	May 6, 2004

Signature	Title	Date

* Douglas Schloss	Director	May 6, 2004

* Liener Temerlin	Director	May 6, 2004

* Edward O. Vetter	Director	May 6, 2004

*By:	/s/ James D. Kendry
James D. Kendry Attorney-In-Fact

EXHIBIT INDEX

Exhibit Number	Description

4.1(1)	Articles of Amendment and Restatement of Charter, as amended, of the Registrant

4.2(2)	Amended and Restated By-Laws of the Registrant

5.1*	Opinion of Hale and Dorr LLP

23.1*	Consent of Deloitte & Touche LLP

23.2*	Consent of Hale and Dorr LLP (contained in Exhibit 5.1)

23.3	Consent of Ernst & Young LLP

24	Power of Attorney (included in the signature pages of the initial filing of this Registration Statement filed with the Securities and Exchange Commission on March 18, 2003)

(1)	Previously filed with the Securities and Exchange Commission as an exhibit to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (File No. 000-24733), and incorporated herein by reference.

(2)	Previously filed with the Securities and Exchange Commission as an exhibit to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-57275), and incorporated herein by reference.

*	Previously filed.